Exhibit 99(a)(1)(A)

Blue Owl Real Estate Net Lease Trust
Tender Offer Instruction Letter

Dear Investor,
This letter serves to inform you of important details relating to the repurchase offer by Blue Owl Real Estate Net Lease Trust (the “Company”), filed with the Securities and Exchange Commission on August 29, 2023, as amended on September 15, 2023, for $32,997,183 (or approximately 3,211,998 shares) of our Class S Shares, $3,000,000 (or approximately 295,188 shares) of our Class D Shares, and $33,040,284 (or approximately 3,196,343 shares) of our Class I Shares. The combined aggregate amount of the Common Shares offered to be purchased represents 5.00% of the aggregate net asset value of the Common Shares measured using the average of the Company’s net asset values as of May 31, 2023, June 30, 2023, and July 31, 2023. The term “Shares” as used herein refers only to those common shares of beneficial interest of each relevant class that are eligible to be repurchased. The Company’s Offers are not conditioned on any minimum number of shares being tendered but are subject to other conditions described in the Offer to Purchase and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of these Offers. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

If you wish to submit a request to tender your shares of a relevant class, the Tender Authorization Form dated August 29, 2023, as amended on September 15, 2023, must be received in good order by the Company’s Processing Agent by 7:00 P.M., Eastern Time, on September 29, 2023, which is the Expiration Date of the Offers. Any requests received by the Processing Agent after the Expiration Date or not in good order will not be considered. Please note that certain Financial Intermediaries may require you to submit your repurchase request through those Financial Intermediaries. The Company recommends you consult your financial representative before tendering your shares of each relevant class.

Instructions for Custodial Held Investments
If you hold your shares of the Company with a Custodian and wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form, along with any Custodian forms, directly to your Custodian for their signature.
Should the Company’s Processing Agent not receive your Custodian’s instructions prior to the Expiration Date, your request will be deemed not in good order and you will not be considered for these tender offers.

Instructions for Directly Held Accounts
If you hold your shares of the Company directly with the Transfer Agent and wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form using the directions listed below.

Submission Instructions
The method of delivery of the Tender Authorization Form is at the option and risk of the tendering holder of Shares of each relevant class. Registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

►	If submitting by physical mail:
DST Systems Inc., Attention: Blue Owl Real Estate Net Lease Trust
	►	Regular Mail – P.O.Box 219398, Kansas City, MO 64121-9398
	►	Overnight Mail – 430 W 7th Street, Suite 219398, Kansas City, MO 64105
►	If submitting electronically:
	►	Email – BlueOwl.Repurchases@dstsystems.com
Please note the following regarding email delivery:
•    We cannot accept secure email messages or password protected documents.
•    You will receive an auto-response if your email was received successfully.
•    If you do not receive an auto-response, the email was not received.
•    Successful receipt of a request does not constitute Blue Owl acceptance of the request.
Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: 1-844-331-3341

Blue Owl Real Estate Net Lease Trust
Tender Offer Instruction Letter

To Clients of Morgan Stanley Smith Barney LLC,
This letter serves to inform you of important details relating to the repurchase offer by Blue Owl Real Estate Net Lease Trust (the “Company”), filed with the Securities and Exchange Commission on August 29, 2023, as amended on September 15, 2023, for $32,997,183 (or approximately 3,211,998 shares) of our Class S Shares, $3,000,000 (or approximately 295,188 shares) of our Class D Shares, and $33,040,284 (or approximately 3,196,343 shares) of our Class I Shares. The combined aggregate amount of the Common Shares offered to be purchased represents 5.00% of the aggregate net asset value of the Common Shares measured using the average of the Company’s net asset values as of May 31, 2023, June 30, 2023, and July 31, 2023. The term “Shares” as used herein refers only to those common shares of beneficial interest of each relevant class that are eligible to be repurchased. The Company’s Offers are not conditioned on any minimum number of shares being tendered but are subject to other conditions described in the Offer to Purchase and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of these Offers. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

If you wish to submit a request to tender your shares of a relevant class, the Tender Authorization Form dated August 29, 2023, as amended on September 15, 2023, must be received in good order by the Company’s Processing Agent by 7:00 P.M., Eastern Time, on September 29, 2023, which is the Expiration Date of the Offers. Any requests received by the Processing Agent after the Expiration Date or not in good order will not be considered.

Submission Instructions
The method of delivery of the Tender Authorization Form is at the option and risk of the tendering holder of Shares of each relevant class. Registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

►	If submitting by physical mail:
DST Systems Inc., Attention: Blue Owl Real Estate Net Lease Trust
	►	Regular Mail – P.O. Box 219398, Kansas City, MO 64121-9398
	►	Overnight Mail – 430 W 7th Street, Suite 219398, Kansas City, MO 64105
►	If submitting electronically:
	►	Email – BlueOwl.Repurchases@dstsystems.com
Please note the following regarding email delivery:
•    We cannot accept secure email messages or password protected documents.
•    You will receive an auto-response if your email was received successfully.
•    If you do not receive an auto-response, the email was not received.
•    Successful receipt of a request does not constitute Blue Owl acceptance of the request.
Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: 1-844-331-3341